EXHIBIT 22.1
                     SUBSIDIARIES OF INTER-TEL, INCORPORATED

     Listed below are all the subsidiaries of Inter-Tel, Incorporated, as well as the jurisdiction under the laws of which each was organized, and the percentage of the outstanding voting stock of each owned by Inter-Tel, Incorporated.

                                                PERCENTAGE       STATE OR
                                                 OF VOTING     JURISDICTION
NAME                                            STOCK OWNED   OF ORGANIZATION
----                                            -----------   ---------------

Inter-Tel Integrated Systems, Inc.                  100%        Arizona

Inter-Tel Technologies, Inc.                        100%        Arizona

Inter-Tel Leasing, Inc.                             100%        Arizona

Inter-Tel.net Inc.                                  100%        Nevada

Inter-Tel Software and Services, Inc.               100%        Arizona

Inter-Tel Midwest, Inc.                             100%        Delaware

Inter-Tel Incorporated-New Jersey                   100%        Delaware

Inter-Tel NetSolutions, Inc.                        100%        Texas

Inter-Tel DataCom, Inc.                             100%        Delaware

Southwest Telephone Systems, Inc.                   100%        New Mexico

American Telcom Corp.  of Georgia, Inc.             100%        Georgia

Access West, Inc.                                   100%        Delaware

Inter-Tel Integrated Systems (UK), Ltd.             100%        United Kingdom

Inter-Tel Japan, Inc.                               100%        Japan

Florida Telephone Systems, Inc.                     100%        Florida

NTL Corporation dba ComNet of Ohio                  100%        Ohio

Integrated Telecom Services Corporation             100%        Kentucky

Telephone Corporation of America, Inc. (Telcoa)     100%        Maryland

Executone Inter-Tel Business Information
 Systems, Inc.                                      100%        Arizona

Tri-Com Communications, Inc.                        100%        North Carolina